Exhibit 10.16

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Agreement on addition of Additional Collaboration Program

hereinafter (“AACP”)

made effective as of September 16th 2013 (“AACP Effective Date”).

Addition of Additional Collaboration Program to the Research Plan, an integral part of the RESEARCH COLLABORATION AND LICENSE AGREEMENT dated as of June 16, 2012 (the “Collaboration Agreement”) by and between

(1)	ZEALAND PHARMA A/S, a corporation organized and existing under the law of Denmark and having its registered office at Smedeland 36, DK-2600 Glostrup, Denmark (“Zealand”); and

(2)	PROTAGONIST PTY. LTD., a company organized and existing under the laws of Australia and having its registered office at 306 Carmody Road, St Lucia, Brisbane Qld 4072, Australia (“Protagonist Pty. Ltd.”); and

(3)	PROTAGONIST THERAPEUTICS, INC., a Delaware corporation having its principal place of business 1455 Adams Drive, Suite 2003, Menlo Park, CA 94025 (“Protagonist Therapeutics” and together with Protagonist Pty. Ltd., collectively, “Protagonist,”)

(Collectively the “Parties” and each a “Party”).

WHEREAS, the Collaboration Agreement governs the collaboration between Zealand and Protagonist in the field of identifying and characterize DRPs that bind to and have activity on a target selected by Zealand and approved by Protagonist in order that Zealand can further develop such DRPs to become or to be used in the development of therapeutics for the treatment of human and animal diseases.

WHEREAS, the Parties have the option of modifying the Research Plan as to include additional services related to the existing work on [*] of the Zealand Target.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, the Parties agree to:

Work together to agree on the [*] Research Plan and Research Modifications within sixty (60) days from this AACP Effective Date as described in Section 2 below.

Terms of the Collaboration Agreement as follows:

1.	Capitalized Terms. Unless otherwise defined herein, any capitalized terms used in this AACP shall have the meanings ascribed to them in the Collaboration Agreement.

2.

Additional Collaboration Program. In accordance with the terms laid out in Section 2.5 of the Collaboration Agreement and by signing this AACP the Parties have agreed to add an Additional Collaboration Program (“Additional Collaboration Program no. 1”) to the Research Plan. Further, in accordance with Section 2.5 of the Collaboration Agreement, the Parties have agreed to amend the Research Plan to include the Additional Collaboration Program no. 1. Such amendment shall include

Research Modifications as laid down in Section 2.5 of the Collaboration Agreement and be jointly drafted by the Parties. The amended Research Plan shall be adopted and executed by the Parties no later than sixty (60) days from the AACP Effective Date unless mutually agreed to extend in writing, and will upon execution become an integral part of the Collaboration Agreement. For the avoidance of doubt, during such sixty (60) day period, Protagonist shall not have any obligations to perform any work relating to the Research Plan.

Notwithstanding anything to the contrary in this AACP or the Collaboration Agreement:

(i)	either Party may terminate the Additional Collaboration Program no. 1 and this AACP by providing written notice to the other Party no later than November 15 central European time, 2014 and

(ii)	upon such termination, neither Party shall have any further obligations under this AACP, to execute Additional Collaboration Program no. 1.

3.	No other Amendment. Save as specifically amended by this AACP the Collaboration Agreement shall continue in full force and effect in all respects.

4.	Counterparts. This AACP may be executed in any number of counterparts, each of which, when executed, shall be deemed an original and all of which together shall constitute one and the same instrument. Signatures provided by facsimile transmission or in Adobe™ Portable Document Format (PDF) sent by electronic mail shall be deemed to be original signatures.

IN WITNESS WHEREOF, the Parties have signed this AACP as of the Effective Date.

ZEALAND HARMA A/S

By:	/s/ Arvind M. Hundal
Arvind M. Hundal PhD
Senior VP, CBO

PROTAGONIST PTY. LTD

By:	/s/ Dinesh V. Patel
Name:	Dinesh V. Patel
Title:	President & CEO

PROTAGONIST THERAPEUTICS

By:	/s/ Dinesh V. Patel
Name:	Dinesh V. Patel
Title:	President & CEO

2

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.